                                                                Exhibit 10(x)
                                AMENDMENT NO. 1
                                     TO THE
                          RETIREMENT BENEFIT PLAN FOR
                             ALFRED M. RANKIN, JR.
              (AS AMENDED AND RESTATED EFFECTIVE JANUARY 1, 1994)


                 NACCO Industries, Inc. hereby adopts this Amendment No. 1 to The Retirement Benefit Plan for Alfred M. Rankin, Jr. (the "Plan"). The provisions of this Amendment shall be effective April 1, 1995. Words and phrases used herein with initial capital letters which are defined in the Plan are used herein as so defined.


                                   Section 1
                                   ---------

                 Section 3.4 of the Plan is hereby amended in its entirety to read as follows:

                 "SECTION 3.4.  EARNINGS.

                 (a) DEFINITIONS. For purposes of this Section, the following terms shall have the following meanings:

                 (i) "NET INCOME (BEFORE EXTRAORDINARY ITEMS)" is defined as consolidated net income, as defined by general accepted accounting principles ("GAAP"), for NACCO Industries, Inc. and its subsidiaries for the subject year before extraordinary items, but including any extraordinary items related to refinancings (net of tax);

                 (ii) "AMORTIZATION OF GOODWILL" is defined as the consolidated amortization expense related to the intangible asset goodwill for NACCO Industries, Inc. and its subsidiaries for the subject year;

                 (iii) "WEIGHTED AVERAGE STOCKHOLDERS' EQUITY" is calculated by adding the consolidated stockholders' equity for NACCO Industries, Inc., as defined by GAAP, at the beginning of the subject year and the end of each month of the subject year and dividing by thirteen;

                 (iv) "WEIGHTED AVERAGE ACCUMULATED AMORTIZATION OF GOODWILL" is calculated by adding consolidated accumulated amortization of goodwill, as defined by GAAP, at the beginning of the subject year and the end of each month of the subject year and dividing by thirteen;

                 (v) "WEIGHTED AVERAGE UMWA ADJUSTMENT" is calculated by adding the balance in the Obligation to United Mine Workers of America Combined Benefit Fund, net of tax, for NACCO Industries, Inc. at the beginning of the subject year and the end of each month of the subject year and dividing by thirteen;





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                 (vi)  "FIXED INCOME FUND" shall mean the Stable Asset Fund under the Profit Sharing Plan or any equivalent fixed income fund under such Plan that is designated by the NACCO Industries, Inc. Retirement Funds Investment Committee as the successor to the Stable Asset Fund; and

                 (vii) "ADJUSTED ROE" shall mean the average return on equity of the Employer calculated by the Employer for the applicable time period, based on A divided by B, where:

         A = Net Income (before extraordinary items) + Amortization of Goodwill; and

         B = Weighted Average (Stockholders' Equity + Accumulated Amortization of Goodwill + UMWA Adjustment).

Adjusted ROE shall be determined at least annually by the Employer.

                 (b) WHILE ACTIVELY EMPLOYED. At the end of each calendar month during a calendar year while the Participant is employed by an Employer on December 31 of such year, the Account of the Participant shall be credited with an amount determined by multiplying such Participant's average Account balance during such month by the blended rate earned during such month by the Fixed Income Fund. Notwithstanding the foregoing, in the event that the Adjusted ROE determined for such calendar year exceeds the rate credited to the Participant's Account under the preceding sentence, the Participant's Account shall retroactively be credited with the difference between (i) the amount determined under the preceding sentence, and (ii) the amount determined by multiplying the Participant's average Account balance during each month of such year by the Adjusted ROE determined for such year, compounded monthly.

                 (c) FOLLOWING TERMINATION. After the Participant has terminated employment with the Controlled Group, his Account shall be credited with earnings as described in subsection (b), until his Account has been distributed in full in accordance with Article V. The Adjusted ROE calculation described in the second sentence of subsection (b) shall be made during the month in which the Participant terminates employment and shall be based on the year-to-date Adjusted ROE for the month ending prior to the date the Participant terminated employment, as calculated by the Employer. For any subsequent month, the Adjusted ROE calculation described in the second sentence of subsection (b) shall not apply. The Fixed Income Fund calculation described in the first sentence of subsection (b) for the month in which the Participant receives a distribution from his Account shall be based on the blended rate earned during the preceding month by the Fixed Income Fund.





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                 (d)  CHANGES IN EARNINGS ASSUMPTIONS.  The Committee (as
defined in Section 6.4) may change the earnings rate credited on the Participant's Account hereunder at any time upon at least 30 days advance notice to the Participant."



                          Executed this 13th day of March, 1995.
                                        ----        ------

                                   NACCO INDUSTRIES, INC.

                                   By: Charles A. Bittenbender
                                      ------------------------
                                      Title: Vice President





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